                                                                    Exhibit 2(b)
                                                                  CONFORMED COPY


                             STOCKHOLDER AGREEMENT


     THIS STOCKHOLDER AGREEMENT, dated as of August 14, 1995, is made by and among Argotyche, L.P., a Delaware limited partnership ("Parent"), Space Acquisition Corporation, a Delaware corporation and Parent's wholly owned subsidiary ("Purchaser"), and Arvin Industries, Inc., an Indiana corporation ("Stockholder").

     WHEREAS, Parent desires to acquire all the outstanding equity of Space Industries International, Inc., a Delaware corporation (the "Company");

     WHEREAS, Parent, Purchaser and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, among other things, subject to certain terms and conditions, the Company will merge with and into Purchaser (the "Merger") and all the outstanding shares of the Company's Common Stock, $.01 par value ("Common Stock"), other than those held by the Parent and Purchaser, will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement);

     WHEREAS, as of the date hereof, Stockholder owns beneficially 6,981,240 shares of Common Stock (the "Common Shares"), representing approximately 70% of the total issued and outstanding Common Stock and 10,000 shares of the Company's Series A Convertible Redeemable Preferred Stock, $.01 par value (the "Preferred Shares" and, together with the Common Shares, the "Shares");

     WHEREAS, Stockholder has entered into an Agreement in Principle, dated June 30, 1995, with Dr. Joseph P. Allen, IV and Mr. David H. Langstaff;

     WHEREAS, in connection with the Merger, Purchaser has entered into an Amended and Restated Credit Agreement, dated as of the date hereof (the "Credit Agreement"), with NBD Bank and Manufacturers and Traders Bank, as Banks (the "Banks"), and NBD Bank, as Agent (the "Agent"), providing for certain loans and advances (the "Loans") to Purchaser to enable Parent and Purchaser to consummate the Merger;

     WHEREAS, as a requirement under the Credit Agreement, Stockholder has entered into a Guaranty Agreement, dated as of the date hereof (the "Guaranty"), for the benefit of the Agent and the Banks in the form of Exhibit A to the Credit Agreement;

     WHEREAS, Stockholder, the Agent, the Banks and Purchaser have entered into an Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement"), in the form of Exhibit A to the Guaranty Agreement; and

     WHEREAS, this Agreement is entered into by Parent, Purchaser and Stockholder in order to induce Parent and Purchaser to enter into the Merger Agreement and the Credit Agreement and to provide reasonable assurances that the transactions contemplated by the Merger Agreement will be consummated.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     SECTION 1. AGREEMENT TO VOTE IN FAVOR OF MERGER AND TO GRANT PROXY.

     (i) AGREEMENT TO VOTE IN FAVOR OF MERGER. Except as otherwise provided herein, so long as the Merger Agreement is in effect, Stockholder specifically agrees to: (i) if requested by the Company, vote all of the Common Shares and, if applicable, all of the Preferred Shares in favor of the calling of a special meeting of the stockholders of the Company (the "Special Meeting") to be held as soon as is practicable for the purpose of voting upon and approving the Merger, the Merger Agreement and the transactions contemplated thereby, and (ii) at the Special Meeting, vote all of the Common Shares (and, if applicable, all of the Preferred Shares) in favor of the Merger, the Merger Agreement and the transactions contemplated thereby.

     (i) PROXY. Stockholder hereby revokes any proxy heretofore granted with respect to any shares of capital stock of the Company owned by Stockholder. Stockholder hereby agrees to grant to the Parent a proxy in the form of Exhibit A attached hereto (the "Proxy") simultaneously with the execution of this Agreement; provided, however, that in the event of the termination of this Agreement or the Merger Agreement, the Proxy will automatically be revoked as of the time of such termination. It is expressly understood and agreed that the Proxy is coupled with an interest and that Parent shall have no duty, liability or obligation whatsoever to Stockholder arising out of the exercise by Parent of the Proxy granted hereby unless Parent acts in a manner inconsistent with the understandings set forth in this Agreement and the Merger Agreement.

     SECTION 2. RESTRICTIONS ON SALE OR OTHER DISPOSITION OR ENCUMBRANCE OF SHARES. Stockholder hereby covenants and agrees, that, except as contemplated by this Agreement and except as provided in the Tagalong Rights Agreement, dated as of July 16, 1993 (the "Tagalong Rights Agreement"), among Stockholder, the Company and a corporation no longer existing named "Space Industries International, Inc.", it shall not, and shall not offer or agree to, sell, transfer, tender, assign, place in trust, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, proxy, limitation on Stockholder's voting or dispositive rights, charge or other encumbrance of any nature whatsoever (collectively, "Liens") with respect to any of the Shares.

     SECTION 3.  NO SOLICITATION.

     (i) Stockholder agrees that it shall not, and shall not permit any affiliate to, directly or indirectly, through any agent or representative or otherwise, (i) take any action to solicit, initiate or encourage any Acquisition Proposal (as defined below); (ii) except as may be required by James K. Baker, Joseph P. Allen and Steven C. Beering (the "Company Directors") in the exercise of their fiduciary duties in their capacity as members of the Board of Directors of the Company, engage in negotiations with, or disclose any nonpublic information relating to the Company or any subsidiary of the Company or afford access to the properties, books or records of the Company or any subsidiary of the Company to, any Person (as defined below) that may be considering making, or has made, an Acquisition Proposal; or (iii) except as may be required by the Company Directors in the exercise of their fiduciary duties in their capacity as members of the Board of Directors of the Company, otherwise cooperate in any way with, or assist or participate in or facilitate or encourage, any effort or attempt by any Person to do or seek any of the foregoing. Except as may be required by the Company Directors in the exercise of their fiduciary duties in their capacity as members of the Board of Directors of the Company, Stockholder agrees that it shall cease and cause to be terminated all existing discussions or negotiations in which it or any of its agents or other representatives is or has been engaged with any Person with respect to any of the foregoing.

     (ii) Notwithstanding Section 3(a), during the period from the date the Proxy Statement is mailed until (but not including) the date the Special Meeting is held, Stockholder and its affiliates, agents and representatives shall be permitted to take any of the actions prohibited by Section 3(a) above with (i) three particular Persons to be disclosed in writing by Stockholder to Parent and Purchaser no later than the date on which the press release announcing the Merger is issued pursuant to Section 5(g) of the Merger Agreement (the "Permitted Contacts"), and (ii) any Person which makes an unsolicited offer to Stockholder to acquire the Shares with respect to which any member of the Board of Directors of Stockholder reasonably believes it has a fiduciary duty to negotiate (an "Additional Contact").

     (iii) For purposes of this Agreement, (i) "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof other than Parent, Purchaser or any of their affiliates and (ii) "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any Subsidiary of the Company or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company, other than the transactions contemplated by the Merger Agreement.

     SECTION 4. VOTING AGREEMENT. Except as otherwise provided herein, Stockholder hereby agrees that prior to the time, if any, that the Merger Agreement is terminated, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, Stockholder shall vote the Shares: (a) in favor of the Merger, the Merger Agreement (as amended from time to time with the prior consent of Stockholder in the case of any material amendment) or any of the transactions contemplated by the Merger Agreement; and (b) against any proposal for any recapitalization, merger, sale of assets or other business combination between the

Company and any Person (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to any party's obligations under the Merger Agreement not being fulfilled. Stockholder shall not seek any appraisal right. Stockholder acknowledges receipt of a copy of the Merger Agreement.

     SECTION 5. CERTAIN CLAIMS. The Stockholder agrees that it will not assert that the Board of Directors of the Company or the Special Committee has breached its fiduciary duties to the Stockholder if, at any time prior to the termination of the Merger Agreement, the Board of Directors of the Company refuses to accept or recommend an offer by a third party to acquire any or all of the outstanding shares of Company Common Stock for consideration not in excess of $4.50 per share or if the Merger is consummated.

     SECTION 6. GUARANTY OF LOANS. Stockholder covenants and agrees that at or prior to the Closing of the Merger it will execute and deliver to the Agent and the Banks such documents, agreements, opinions and instruments as are required under the Guaranty, the Intercreditor Agreement and the Credit Agreement in order for the Loans to be made to Purchaser under the Credit Agreement. Stockholder acknowledges and agrees that the Guaranty is necessary for the issuance of the Loans and that the Merger cannot be completed without such Guaranty.

     SECTION 7. DIRECTORS AND OFFICERS INSURANCE. Stockholder covenants and agrees to maintain in effect for a period ending not sooner than the sixth anniversary of the Effective Time of the Merger, at no expense to the beneficiaries thereof, coverage under the current directors' and officers' liability insurance policies maintained by or on behalf of the directors, officers or other covered employees of the Company with respect to matters occurring at or prior to the Effective Time; PROVIDED, HOWEVER, that in the event Stockholder terminates, fails to renew or allows such policies to lapse prior to the sixth anniversary of the Effective Time, Stockholder at its election shall either (a) provide such insurance coverage under a separate policy which shall provide for coverage on the whole no less favorable to the insureds than that provided by the current policies, or (b) indemnify such officers, directors and covered employees to the extent, and subject to the limitations of, the coverage provided by such current policies during the period ending on the sixth anniversary of the Effective Time.

     SECTION 8. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Parent and Purchaser as of the date hereof and as of the Closing Date, as follows:

     (i) it is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Indiana, and it has all corporate power, authority, capacity and right to enter into this Agreement and the Guaranty and to consummate the transactions contemplated hereby and thereby;

     (ii) the execution and delivery of this Agreement, the Guaranty and the Intercreditor Agreement and the performance by it of its obligations hereunder and thereunder are within its corporate powers and have been duly authorized by all necessary corporate action on its part; each of this Agreement, the Guaranty and the Intercreditor Agreement has been duly executed and delivered by Stockholder, and this Agreement constitutes a valid and binding agreement enforceable by Parent and Purchaser against it in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except for limitations imposed by general principles of equity;

     (iii) no approval, authorization, consent or filing is required in connection with the execution, delivery and performance of this Agreement, the Guaranty or the Intercreditor Agreement by Stockholder;

     (iv) the execution, delivery and performance of this Agreement, the Guaranty and the Intercreditor Agreement by it does not and will not contravene or conflict with or, with the passage of time, the serving of notice or both violate or constitute a default under any agreement, contract or other instrument, or any law, rule, regulation, order or decree, binding upon or applicable to it;

     (v) Stockholder is the sole record and beneficial owner of the Shares and has good title to the Shares free and clear of all Liens (other than the Tagalong Rights Agreement), and the Shares are the only shares of Company Common Stock or Company Preferred Stock which Stockholder owns, has any rights to acquire or over which Stockholder exercises control or direction either alone or in concert with third parties; and

     (vi) Stockholder has the right to grant to Parent the Proxy and to dispose of and vote the Shares as provided in this Agreement and there are no proxies, voting trusts or other agreements or understandings with respect to the voting of any of the Shares other than this Agreement.

     SECTION 9. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER. Parent and Purchaser hereby represent and warrant that:

     (i) Parent is a limited partnership duly organized and existing under the laws of the State of Delaware;

     (ii) Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Delaware;

     (iii) each of Parent and Purchaser has all necessary partnership or corporate (as the case may be) power, authority, capacity and right to enter into this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby;

     (iv) each of this Agreement, the Intercreditor Agreement, the Credit Agreement and the Merger Agreement has been duly executed and delivered by Parent and/or Purchaser (as the case may be), and this Agreement constitutes a valid and binding agreement enforceable against

Parent and Purchaser in accordance with its terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except for limitations imposed by general principles of equity;

     (v) no approval, authorization, consent or filing is required in connection with the execution, delivery and performance of this Agreement, the Credit Agreement or the Intercreditor Agreement by Parent or Purchaser (as the case may be);

     (vi) the execution, delivery and performance of this Agreement, the Credit Agreement and the Intercreditor Agreement by Parent or Purchaser (as the case may be) does not and will not contravene or conflict with or, with the passage of time, the serving of notice or both violate or constitute a default under any agreement, contract or other instrument, or any law, rule, regulation, order or decree, binding upon or applicable to Parent or Purchaser (as the case may be); and

     (vii) to the best of Parent's and Purchaser's knowledge, no director or officer of Stockholder (other than Joseph P. Allen, IV) has any economic interest in Parent, Purchaser or the Merger, other than by reason of being a stockholder or optionholder of the Company and, to the knowledge of Parent and Purchaser, no such interest has been, or is presently intended to be, offered or proposed to any such person (other than Joseph P. Allen, IV), except that Parent and Purchaser may invite one or more directors of Stockholder to serve as a director of the Surviving Corporation after the Merger.

     SECTION 10. REMEDIES. The parties hereto acknowledge that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement, at law or otherwise.

     SECTION 11. EXPENSES. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     SECTION 12. FURTHER ASSURANCES. Each of Stockholder, Parent and Purchaser will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to permit the consummation of the transactions contemplated hereby and by the Merger Agreement.

     SECTION 13. DEFINITIONS. Capitalized terms used herein, but not otherwise defined, are used herein with the same respective meanings ascribed to such terms in the Merger Agreement, unless the context otherwise requires.

     SECTION 14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among Stockholder, Parent and Purchaser with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Stockholder, Parent and Purchaser (or any affiliate or representative of Parent or Purchaser) with respect to the subject matter hereof.

     SECTION 15. ASSIGNMENT. This Agreement shall not be assigned, except that Parent may assign all or any of its rights and obligations hereunder to any affiliate of Parent, PROVIDED that no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 16. PARTIES IN INTEREST. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that the provisions in Section 7 concerning insurance and indemnification are intended for the benefit of the individuals specified therein.

     SECTION 17. AMENDMENT; WAIVER. This Agreement may not be amended and no provision of this Agreement may be waived except by an instrument in writing signed by the parties hereto.

     SECTION 18. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     SECTION 19. TERMINATION. This Agreement shall terminate upon termination of the Merger Agreement, upon termination by Stockholder pursuant to Section 19(b) or upon written agreement of the parties hereto, provided that a party will not be relieved from liability for any breach of this Agreement.

     (i) Stockholder may terminate this Agreement by giving written notice to Parent and Purchaser in the event that (i) any of the Permitted Contacts makes a BONA FIDE Acquisition Proposal to Stockholder or the Company or (ii) any Additional Contact makes a BONA FIDE Acquisition Proposal to Stockholder or the Company.

     (ii) If (i) Stockholder terminates this Agreement pursuant to Section 19(b), (ii) the Company terminates the Merger Agreement pursuant to Section 7(a)(ii)(C) thereof or Parent or Purchaser terminates the Merger Agreement pursuant to Section 7(c) thereof in connection with an Acquisition Proposal made by or on behalf of any Person (or any Affiliate of any such Person) directly or indirectly solicited, and referred to the Company, by Stockholder, or (iii) Stockholder, in violation of the terms of this Agreement, sells, transfers, assigns or otherwise disposes (collectively, a "Sale") of any of the Shares to any Person other than Parent or Purchaser, or grants a proxy to vote or votes the Shares in favor of any Acquisition Proposal, or enters into any agreement with respect to any of the foregoing, Stockholder shall promptly (A) pay Parent an amount equal to all of Parent's and Purchaser's reasonable fees and expenses (including, without limitation, the fees and expenses of its counsel, bank and accountants) incurred in connection with the transactions contemplated by this Agreement, the Merger Agreement and the Credit Agreement, not to exceed $500,000 in the aggregate, and (B) pay Parent an amount equal to three percent (3%) (or, in the event of a termination by Stockholder pursuant to Section 19(b)(i), two percent (2%)) of the total consideration (in whatever form) proposed to be paid to the holders of the Common Stock of the Company (including Stockholder) in connection with such Acquisition Proposal or Sale; PROVIDED, HOWEVER, that there shall be credited against any amounts owed pursuant to clauses (A) or
(B) of this subsection the amount of any Termination Fee and Expense Reimbursement Amount payable by the Company to Parent or Purchaser pursuant to the Merger Agreement.

     (iii) Notwithstanding anything herein to the contrary, Sections 7, 19 and 20 of this Agreement shall survive the termination of this Agreement and the Effective Time of the Merger.

     SECTION 20. CONFIDENTIALITY. The parties hereto agree that all discussions and negotiations in connection with this Agreement and the Merger will be conducted with the utmost confidentiality and that no party will disclose any confidential information regarding any other party obtained during the course of these discussions and negotiations except to their respective attorneys, accountants, financial advisors and executives who have a need to know in order to implement the purpose of this Agreement and except or any be required to be disclosed to the Company in order to consummate the Merger. Unless specifically required by law, including Federal securities laws, the parties hereto shall not make any public disclosure with respect to this Agreement or the Merger, other than as necessary to consummate the transactions contemplated by this Agreement and the Merger Agreement, without prior written consent of the other parties.

     SECTION 21. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telex or telecopy addressed as follows:

        If to Parent or Purchaser:    Mr. David H. Langstaff
                                      c/o Space Industries International, Inc.
                                      800 Connecticut Avenue, N.W. - Suite 1111
                                      Washington, D.C.  20006
                                      Tel:  202-888-4705
                                      Fax:  202-861-0321

        with a copy to:               Andrews & Kurth L.L.P.
                                      425 Lexington Avenue

                                      10th Floor
                                      New York, New York  10017
                                      Attention:  Stuart Bressman
                                      Tel:  212-850-2800
                                      Fax:  212-850-2929

        If to Stockholder:            Mr. Richard A. Smith
                                      Chief Financial Officer
                                      Arvin Industries, Inc.
                                      One Noblitt Plaza
                                      Box 3000
                                      Columbus, Indiana 47202-3000
                                      Tel: 812-379-3000
                                      Fax: 812-379-3688

        with a copy to:               Dickstein, Shapiro & Morin L.L.P.
                                      2101 L Street, N.W.
                                      Washington, D.C.  20037
                                      Attention:  John W. Griffin
                                      Tel:  202-785-9700
                                      Fax:  202-887-0684

     SECTION 22. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     SECTION 23. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 24. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.


                                     ARVIN INDUSTRIES, INC.


                                     By:  /s/ RICHARD A. SMITH
                                          ----------------------------------
                                          Name:  Richard A. Smith
                                          Title: Chief Financial Officer

                                     ARGOTYCHE, L.P.



                                     By   SANTAEUS, L.P.
                                          General Partner of Argotyche, L.P.

                                     By   DANTAEUS CORP.
                                          General Partner of Santaeus, L.P.


                                     By:  /s/ DAVID H. LANGSTAFF
                                          ----------------------------------
                                          Name:  David H. Langstaff
                                          Title: President

                                     SPACE ACQUISITION CORPORATION


                                     By:  /s/ DAVID H. LANGSTAFF
                                          ----------------------------------
                                          Name:  David H. Langstaff
                                          Title: President